Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 16, 2026 with respect to the consolidated financial statements of Nintech Mould Factory Inc., as of and for the years ended December 31, 2025 and 2024 in this Registration Statement on Form F-1 and the related Prospectus of Nintech Mould Factory Inc. filed with the Securities and Exchange Commission.

/s/ HTL International, LLC
Houston, TX
May 22, 2026